Nuveen Municipal Income Fund, Inc. N-2/A

Exhibit 99.(l)(2)

June 10, 2026

Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive, Suite 1601 Chicago, IL 60606

Re:	Nuveen Municipal Income Fund, Inc.

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Nuveen Municipal Income Fund, Inc., a Minnesota corporation (the “Fund”), in connection with the Fund’s registration statement on Form N-2 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 10, 2026 (the “Registration Statement”), with respect to 5,000,000 (i) shares of the Fund’s common stock, par value $.01 per share (the “Common Shares”), including Common Shares to be issued upon exercise of any Subscription Rights (as defined below) and (ii) rights to purchase Common Shares (“Subscription Rights”, and collectively with the Common Shares, the “Securities”), which may be issued under one or more subscription rights certificates, agreements or other instruments (each, a “Rights Instrument”), in any combination.

In rendering the opinions hereinafter expressed, we have reviewed such questions of law and have examined certificates of an officer of the Fund and public officials and such other documents as we have deemed necessary as a basis for such opinions, including the following documents:

a)	a certificate dated as of a recent date issued by the Office of the Secretary of State of the State of Minnesota as to the good standing of the Fund (the “Good Standing Certificate”);

b)	a copy of the Fund’s Articles of Incorporation, dated as of February 25, 1988, as filed with the Office of the Secretary of State of the State of Minnesota on February 26, 1988 (the “Articles”);

c)	a copy of the Fund’s By-laws, as amended and restated as of May 20, 2020 (the “By-laws”);

d)	a certificate executed by an officer of the Fund, certifying as to the Articles, the By-laws, certain resolutions adopted by the Fund’s Board of Directors at a meeting held on February 12, 2026 (the “Prior Resolutions,” and together with the Articles and the By-laws, the “Existing Governing Instruments”); and

e)	a printer’s proof of the Registration Statement received on June 9, 2026.

As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied upon the accuracy of the certifications of an officer of the Fund and the certificates of public officials, including the certificates referred to above. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine. We have also assumed that the Registration Statement, when filed with the Commission, will be in substantially the form of the printer’s proof of the Registration Statement referenced in subparagraph e) above.

50 South Sixth Street | Suite 1500 | Minneapolis, MN | 55402-1498 | T 612.340.2600 | F 612.340.2868 | dorsey.com

Stradley Ronon Stevens & Young, LLP

June 10, 2026

We understand that the Securities to be registered under the Registration Statement will be offered on an immediate, delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (the “1933 Act”). In this regard, we have presumed for the purposes of our opinions below that in connection with any such offering of the Common Shares pursuant to the Registration Statement (a “Common Offering”) and any offering of Subscription Rights pursuant to the Registration Statement (a “Rights Offering” and, in each case, a “Securities Offering”), each of the applicable following conditions (collectively, the “Required Conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(i)           the Fund will file with the Commission a prospectus supplement pursuant to Rule 424 under the 1933 Act relating to such Securities Offering (each, an “Offering Supplement”) and that each such Offering Supplement will identify and describe (a) the number of Securities to be offered pursuant to such Securities Offering, (b) the terms, rights and preferences of such Securities, (c) any agents or underwriters involved in the sale of the Securities pursuant to such Securities Offering (the “Distributors”), (d) the applicable purchase price of the Securities offered in the Securities Offering or the basis on which such amount may be calculated, (e) any applicable fee, commission or discount arrangement between any Distributor named in the Offering Supplement and the Fund, or among such one or more Distributors, or the basis on which such amount may be calculated, (f) any other material terms of any agreement by and between the Fund and any such Distributor relating to the conditions under which the Securities will be issued and sold (in each case, a “Distribution Agreement”) and (g) any other specific terms of the Securities Offering;

(ii)           if not taken in the Prior Resolutions, the Board of Directors or a duly constituted committee of the Board of Directors, acting pursuant to delegated authority (the “Directors”) will have taken, by resolution (the “Subsequent Resolutions”, such Subsequent Resolutions and the Prior Resolutions referred to herein as the “Resolutions”), all appropriate action as contemplated by the Existing Governing Instruments in the exercise of their fiduciary duty (a) to authorize the issuance of the number of Securities to be offered pursuant to such Securities Offering and the applicable purchase price of such Securities, (b) to appoint the Distributors and authorize the entering into, by the Fund, of the Distribution Agreements, (c) to authorize any applicable fee, commission or discount arrangement between the Distributors and the Fund, and (d) to authorize any other actions, including the entering into of such other agreements as may be considered appropriate or necessary in connection with such Securities Offering (the “Offering Actions”), and in each case as described in the Offering Supplement;

Stradley Ronon Stevens & Young, LLP

June 10, 2026

(iii)         that with respect to a Rights Offering, the Directors will have duly authorized and the Fund will have prepared and, if applicable, duly executed and delivered any subscription rights or similar agreements or certificates (collectively, the “Rights Instruments”), and such Rights Instruments will have been authorized, executed and delivered by the other parties thereto;

(iv)         if applicable, the Fund will have duly entered into such Distribution Agreements, and will have duly taken all of the other Offering Actions in accordance with the Existing Governing Instruments, the Rights Instruments, and the Resolutions (collectively, the “Governing Instruments”);

(v)          that the Directors, a majority of whom will have been disinterested for the purposes of Minnesota law at the time of taking such action, will have acted in a manner consistent with their fiduciary duties as required under applicable Minnesota law and that the activities of the Fund have been and will be conducted in accordance with the Governing Instruments and applicable Minnesota law;

(vi)         that no event has occurred that would cause a termination of the Fund;

(vii)        that the consideration per share received by the Fund for Common Shares will not be less than the par value of the Common Shares or less than the net asset value per share of the Common Stock at such time, determined in accordance with the Articles;

(viii)       the issuance of such Securities will not result in the Fund having more Common Shares outstanding or reserved for future issuance (including Common Shares reserved for issuance pursuant to the Rights Instruments) than is authorized by the Articles as then in effect;

(ix)          that the required consideration for the Securities is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments and the Distribution Agreements and that the Securities are otherwise issued in accordance with the terms, conditions, requirements, limitations and procedures set forth in the Governing Instruments, the Distribution Agreements and Minnesota law;

(x)           that, with respect to the Securities, (a) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any Securities and (b) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities will not have been modified or rescinded; and

(xi)          that the Fund’s Governing Instruments will be in full force and effect and the Existing Governing Instruments will not have been modified, supplemented or otherwise amended in any manner that would affect the issuance of the Securities.

Stradley Ronon Stevens & Young, LLP

June 10, 2026

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon the certificate referred to in subparagraph d) above and the disclosures of the Fund in the Registration Statement, and have assumed, without independent inquiry, the accuracy of those disclosures and that certificate. The opinion in paragraph 1. below as to the due incorporation, valid existence and good standing of the Fund relies entirely upon and is limited by the certificate described in subparagraph a) above.

In connection with our opinion below with respect to the binding obligation under Minnesota law of the Rights Instruments:

a)            We have assumed without any independent investigation that (i) each party to the Rights Instruments other than the Fund, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Rights Instruments, (ii) each party to the Right Instruments other than the Fund at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, certificate of formation, partnership agreement, by-laws, limited liability company agreement and other governing organizational documents, and the applicable corporate, limited liability company, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute and deliver the various Rights Instruments, and to perform its obligations under the Rights Instruments, (iii) each party to the Rights Instruments, other than the Fund, has duly authorized, executed, and delivered each of the Rights Instruments to which it is a party, and (iv) the Rights Instruments are valid and binding obligations of each party thereto other than the Fund.

b)            We have assumed without any independent investigation that the Rights Instruments are valid and binding obligations of the Fund to the extent that laws other than those of the State of Minnesota are relevant thereto.

c)            The enforcement of any obligations of the Fund or any other person, whether under any of the Rights Instruments or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Fund or any other person, whether under any of the Rights Instruments or otherwise.

Stradley Ronon Stevens & Young, LLP

June 10, 2026

d)            We express no opinion as to the availability of any remedy of specific performance or equitable relief of any kind and no opinion as to the enforceability of any particular provision of the Rights Instruments relating to remedies after default.

e)            The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity).

f)            We express no opinion as to the enforceability of any particular provision of the Rights Instruments relating to or constituting (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (v) submission to binding arbitration or mandatory negotiation, (vi) provisions that attempt to modify or waive, or have the effect of modifying or waiving, any statute of limitations, or (vii) the imposition of a penalty or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture.”

g)            We express no opinion concerning the determination that a court of competent jurisdiction may make regarding whether the Directors would be required to redeem or terminate, or take other action with respect to the Subscription Rights at some future time based on the facts and circumstances existing at that time, and our opinion addresses the Subscription Rights and the Rights Instruments in their entirety and it is not settled whether the invalidity of any particular provision of a Rights Instrument or the Subscription Rights issued thereunder would result in invalidating such rights in their entirety and our opinion is so qualified.

h)            To the extent applicable, we have assumed without any independent investigation that each party to the Rights Instruments has agreed that such Instruments may be electronically signed, and that any electronic signatures appearing on such Instruments are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

We understand that all of the foregoing assumptions, qualifications and limitations are acceptable to you. Based upon and subject to the foregoing, please be advised that it is our opinion that, assuming the Required Conditions have been met:

Stradley Ronon Stevens & Young, LLP

June 10, 2026

1.	The Fund has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

2.	The Securities, when issued, sold and delivered in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instruments, and following the due adoption by the Directors of the Resolutions, will be validly issued, fully paid and nonassessable and the Rights Instruments will constitute valid and binding obligations of the Fund under the laws of the State of Minnesota.

Our opinions are limited to the laws of the State of Minnesota, and we do not express any opinion as to the state securities or “Blue Sky” laws of that state or of any other jurisdiction, or as to any federal securities laws, including, without limitation, the 1933 Act or the Investment Company Act of 1940, as amended. In addition, to the extent that the Fund’s Governing Instruments refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the State of Minnesota, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement and any Offering Supplement, any Securities Offering or the Securities.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

JVH